Exhibit 99.6

Everyone,

Meredith Corporation today announced that it has agreed to sell its Local Media Group to Gray Television, Inc. for $2.7 billion in cash. This transaction accelerates Meredith’s top financial priorities, including materially reducing debt and enabling capital to invest in future high potential digital and consumer opportunities as well as provide returns to shareholders.

For additional detail, please find a press release and investor presentation attached.

A conference call will be held at 8:30 a.m. CDT today to discuss the agreement. Meredith executives participating on the call:

Tom Harty, Chairman and Chief Executive Officer

Jason Frierott, Chief Financial Officer

Catherine Levene, National Media Group President

Patrick McCreery, Local Media Group President

All will be available to answer questions.

To access the call by webcast: ir.meredith.com

To access the call by telephone:

Domestic callers: (844) 540-1121

International callers: (647) 253-8645

The Conference ID is: 5295339

A telephone replay of the call will be available until May 17, by dialing:

Domestic toll-free (800) 585-8367

Internationally (416) 621-4642.

The access code is 5295339.

I hope you can join us,

Mike

Meredith Corporation

1716 Locust St.

Des Moines, IA 50309

O: 515.284.3622

M: 515.771.1585

Mike.Lovell@meredith.com

Additional Information

This communication is not a solicitation of a proxy from any shareholder of the Company. In connection with the proposed merger and spin-off, the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a proxy statement. In addition, the new public company to be spun-off and which will retain the name Meredith Corporation (“SpinCo”) intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, GRAY, THE MERGER AND THE SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo and Gray with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director of Corporate Communications, at 515-284-3622.